STARTEK, INC.
2015 EXECUTIVE INCENTIVE PLAN

1.0	PURPOSE

1.1
The 2015 Executive Incentive Bonus Plan (“Plan”) is established to incent and reward eligible Participants (defined in Section 2.3) for performance towards achieving defined Business Targets for the current fiscal year.

2.0	DEFINITIONS

2.1	“Company” means STARTEK, Inc. and its wholly owned operating subsidiaries.

2.2	“Compensation Committee” means the compensation committee of the board of directors of STARTEK, Inc.

2.3	“Participant” means the Senior Leadership Team consisting of the CEO and the direct reports to the CEO as identified in Appendix C.

2.4	“Plan Year” means January 1, 2015 through December 31, 2015, inclusive.

2.5	“Business Targets” are the measurements of the Company’s performance established for the Plan Year by the Company’s executive management and Compensation Committee as described in Section 4.1 below.

2.6	“Incentive Target Eligibility” is a percentage that is determined by a Participant’s position level, as shown in Appendix B under the column “Maximum % of Base Salary”.

2.7	“Business Targets Eligibility” is a percentage that is calculated by multiplying a Participant’s Bonus Eligibility by the applicable Business Target percentage listed in Appendix B.

2.8	“Business Targets Achievement” is the percentage by which Business Targets are achieved as determined by the applicable table in Appendix A or Appendix B.

2.9	“Base Salary” is the amount of annual gross base salary, prorated based on plan entry date and/or pay changes during the plan year, for which an incentive award is calculated.

3.0	PARTICIPATION ELIGIBILITY

3.1	Job Level: See eligibility list for 2015 in Appendix C.

3.2	Entrance Date: Participants must be classified in an eligible position before October 1, 2015 to participate in the 2015 Executive Annual Incentive Plan.

3.3
New Hires/Promotions: Eligibility for new hires or promotions in an eligible position begins the first day of the month following hire or promotion date. New Hires or promotions on or after October 1, 2015 will be eligible to participate in the plan beginning January 1.

4.0	MEASUREMENT CRITERION

4.1	Incentive earnings under the Plan are based on Business Targets.

(a)
The Business Targets are established for the Plan Year by the Company’s Compensation Committee. Payout for achieving Business Targets is scaled depending on the Company’s performance during the Plan Year versus the Business Targets per the matrix in Appendix A or Appendix B. Business Targets are based on business objectives, Revenue and EBITDA for the Company.

(b)	Business Target Achievement must reach at least the minimum threshold per the payout matrix to earn any payout based on achieving Business Targets to be earned; otherwise the payout is zero.

5.0	PAYMENT FROM THE PLAN

5.1	Incentive awards (if any) are earned after the 4th quarter close of the Company’s financial books. Earned incentive awards are subject to approval by the Company’s Compensation Committee.

5.2	Incentives earned for the Plan Year are paid as soon as administratively possible after approval in the following calendar year.

5.3
The amount of a Participant’s Individual incentive payout, if any, equals the product of the Participant’s Base Salary (prorated based on plan entry date and/or pay changes during the plan year), the Participant’s Individual Target Eligibility and the Business Targets Achievement.

5.4	Incentive payout, if any, is made to a Participant as a lump sum, less required payroll taxes and withholdings. Participants have the option to have their incentive bonus award paid out in stock options or a combination of stock options and/or cash. The election as to form of payout shall be at the time that payouts are certified. Any stock options issued in settlement of incentive payouts shall be fully vested at the time of grant, shall have a term of ten years from the date of grant and shall have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The number of shares subject to the stock option shall be determined by dividing the amount of the incentive payout to be paid in the form of stock options, divided by the Black-Scholes value of a share of the Company’s common stock on the date of grant.

5.5
In order to earn an incentive payment from the Plan, a Participant must also be in “active” status on the payroll of the Company or one of its wholly-owned operating subsidiaries at the time the incentive payments are made unless otherwise provided in any written contract with the Participant. (See Partial-Year Participant Eligibility 6.2.b)

6.0	PARTIAL-YEAR PARTICIPANT ELIGIBILITY

6.1
An employee who becomes a Participant during the Plan Year may participate in the Plan on a pro rata basis. The amount of base salary earned by such employee during the Plan year after first becoming a Participant shall be the base salary earnings used to calculate any incentive payments.

6.2
If a Participant’s employment with the Company or any of its wholly-owned operating subsidiaries terminates during the Plan Year then (s)he ceases to be a Participant on the date employment is terminated. In this event, an incentive will neither be earned nor paid unless otherwise provided in any written contract with the Participant.

(a)
If a Participant changes his or her position within the Company or any of its wholly-owned operating subsidiaries during the Plan Year such that (s)he is no longer a Participant, then (s)he ceases to be a Participant on the date of such change, in which case a prorated bonus would be earned through the date of such change, and be subject to Section 5.0.

(b)
If a Participant is terminated from the Company or any of its wholly-owned operating subsidiaries before the end of the Plan Year or before earned incentive payments are made due to a Position Elimination as a result of a Change in Control of the Company, any earned incentive awards will be paid on a pro rata basis. Such payment will be paid in accordance with the same timeline as other Plan Participants are paid.

Participants on approved paid disability leave of absence during the Plan Year are not eligible to earn incentive awards for the period of time to the nearest whole month of the disability leave of absence. Earned awards during the Plan Year will be prorated for the number of whole months of active employment and participation in the Plan.

7.0	PROMOTIONS WITHIN THE PLAN YEAR

7.1	Promotions during the Plan Year will be handled as follows:

(c)	Bonus calculations will be prorated based on the period of time (rounded to the nearest whole month) in each position level and the prorated salary for the same period of time for each position held.

8.0	PLAN APPROVALS

8.1
This Plan is subject to approval by the Compensation Committee and is effective only for the Plan Year noted above. There is no assurance that this Plan will be renewed or any similar plan will be adopted in the future.

9.0	CHANGEABILITY

9.1
The Compensation Committee reserves the right to change, suspend or eliminate this Plan, in whole or in part, at any time, with or without notice to Participants. Furthermore, the Compensation Committee retains discretion to adjust payouts and calculation of performance metrics as determined in its sole discretion.

FORFEITURE OF AWARDS:
Any Participant who may have earned an incentive under the Plan but whose overall performance does not meet or exceed performance expectations at the time of payment of the earned incentive awards is not eligible to receive payment under the Plan.
Any Participant who manipulates or attempts to manipulate the Plan or any components of performance measurements for personal benefit will forfeit any potentially earned awards and is subject to disciplinary action up to and including termination of employment.

Participant Signature:____________________________________________________________

Printed Name:___________________________________Date:__________________________

By my signature above, I understand and accept the terms of this 2015 Executive Incentive Plan:

APPENDIX A:
BUSINESS TARGETS MATRIX
STARTEK, Inc. Executive Incentive Plan
For Year Ended December 31, 2015

	2015			2015
	Revenue (millions) – 45%			Adjusted EBITDA (millions) – 30%
	Target	% Achieved	% Payout	Target	% Achieved	% Payout
		< 94%	0.00%		<85%	0.00%
	$267.9	94.00%	70.00%	$12.8	85.00%	50.00%
	$273.6	96.00%	80.00%	$13.1	87.50%	60.00%
	$279.3	98.00%	90.00%	$13.5	90.00%	70.00%
	$285.00	100.00%	100.00%	$13.8	92.00%	75.00%
	$292.1	102.50%	105.00%	$14.1	94.00%	80.00%
	$299.3	105.00%	110.00%	$14.4	96.00%	85.00%
	$313.5	110.00%	120.00%	$14.7	98.00%	90.00%
		≥ 110%	120.00%	$15.00	100.00%	100.00%
				$15.8	105.00%	105.00%
				$16.1	107.50%	107.50%
				$16.5	110.00%	110.00%
				$16.9	112.50%	112.50%
				$17.3	115.00%	115.00%
				$17.6	117.50%	117.50%
				$18.0	120.00%	120.00%
					≥120%	120.00%
2015 Objectives – 25%
Objective	Description					Goal	Weighting
#1	IT Cost/Seat					$185.0	5.0%
#2	> 10 New Logos with > $25M ACV					NA	10.0%
#3	> $5M billed in new or expanded service offerings (New or expanding service offerings includes Php daytime seats, back office, 1st or 3rd party Receivables Management, Ideal Dialogue, RNOC and SRT Connect)					$5.0	10.0%

APPENDIX A - continued:
BUSINESS TARGETS MATRIX
STARTEK, Inc. Executive Incentive Plan
For Year Ended December 31, 2015

2015 plan doubles long-term incentive participation percentages if both REVENUE and EBITDA goals are achieved.
Level	Current LTI%*	Revenue/EBITDA Achievement %
CEO	50%	100%
Senior Leadership Members	30%	60%

* Long-Term Incentive (LTI) provides stock option grants that are tied to the annual earned cash bonus each year. The value is derived by multiplying the actual earned cash bonus by the LTI participation percentage. This cash value is converted to option shares using a Black-Scholes calculation. Options granted have a three year cliff vesting period.

Appendix B
2015 STARTEK INC. EXECUTIVE INCENTIVE PLAN ELIGIBLITY MATRIX

2015 Senior Leadership Team Targets
LEVEL	Maximum % of Base	Business Targets
	Salary
		Objectives 1-3 **	EBITDA	Revenue
President and CEO	100%	25%	30%	45%

SVP Chief Financial Officer	75%	25%	30%	45%

Chief Information Officer SVP Global Human Resources SVP GM Global Operations	60%	25%	30%	45%

Appendix C
2015 STARTEK INC. EXECUTIVE INCENTIVE PLAN ELIGIBLITY PARTICIPANTS

2015 Executive Incentive Bonus Plan Eligibility List
EE #	Lawson Name	Lawson Title	Lawson Hire Date	2015 EIB Plan Entry Date
1008531	Carlson, Chad A.	President and CEO	6/14/2010	1/1/2015

10716	Bullington-Weaver, Lisa A.	SVP Chief Financial Officer	10/31/2011	1/1/2015

20126992	Dwivedi, Kamalesh	Chief Information Officer	10/1/2014	1/1/2015
20107733	Kirksey, Jaymes	SVP Global Human Resources	2/4/2013	1/1/2015
3444	Leach, Rodney A.	SVP GM Global Operations	12/7/2010	1/1/2015
20119542	Martino, Peter F.	SVP GM Global Operations	1/20/2014	1/1/2015